Exhibit 10.21

ASSET ACQUISITION AGREEMENT

Between

CanB Corp.,

Radical Tactical LLC,

And

Imbibe Health Solutions, LLC

TABLE OF CONTENTS

1.	ACQUISITION OF THE ASSETS		4
	1.01.	ACQUISITION OF THE ASSETS	4
	1.02.	NO ASSUMPTION OF LIABILITIES FROM THE TRANSFEROR	4
	1.03.	CONSIDERATION FOR THE ASSETS	4
	1.04.	CLOSING	4
	1.05.	TAX TREATMENT	4

2.		REPRESENTATIONS OF THE TRANSFEROR REGARDING THE ASSETS	5

3.		REPRESENTATIONS OF THE TRANSFEROR REGARDING THE TRANSFEROR	5
	3.01.	ORGANIZATION	5
	3.02.	AUTHORIZATION	6
	3.03.	RESERVED	6
	3.04.	ABSENCE OF UNDISCLOSED LIABILITIES	6
	3.05.	LITIGATION	6
	3.06.	INVENTORY	6
	3.07.	INTANGIBLE PROPERTY	7
	3.08.	LEASES	8
	3.09.	REAL ESTATE	8
	3.10.	SUBSIDIARIES	8
	3.11.	RESERVED	8
	3.12.	CONTRACTS AND COMMITMENTS	8
	3.13.	COMPLIANCE WITH AGREEMENTS AND LAWS	9
	3.14.	INTELLECUTAL PROPERTY WHICH RELATE TO ASSETS	9
	3.15.	TRANSFEROR BENEFIT PLANS	12
	3.16.	CUSTOMERS AND SUPPLIERS	12
	3.17.	CONFLICTS OF INTEREST	12
	3.18.	OPERATION OF THE BUSINESS	13
	3.19.	EMPLOYEE RELATIONS	13
	3.20.	FULL DISCLOSURE	13
	3.21.	LEGEND	13
	3.22.	SHARES	14

4.	REPRESENTATIONS OF THE TRANSFEREREE AND ISSUER		14
	4.01.	ORGANIZATION AND AUTHORITY	14
	4.02.	CAPITALIZATION	14
	4.03.	AUTHORIZATION	14
	4.04.	LITIGATION	15
	4.05.	BROKER’S FEE	15

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5.	ACCESS TO INFORMATION		15

6.	CONDITIONS TO OBLIGATIONS OF THE TRANSFEREE		15
	6.01.	CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR; COMPLIANCE WITH COVENANTS AND OBLIGATIONS	15
	6.02.	PERFORMANCE BY THE TRANSFEROR	16
	6.03.	Corporate Proceedings	16
	6.04.	POST CLOSING OPERATIONS	16
	6.05.	ADVERSE PROCEEDINGS	16
	6.06.	CLOSING DELIVERIES	16

7.	CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR		17
	7.01.	CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE; COMPLIANCE WITH COVENANTS AND OBLIGATIONS	17
	7.02.	CORPORATE PROCEEDINGS	17
	7.03.	CONSENTS	17
	7.04.	ADVERSE PROCEEDINGS	17

8.	INDEMNIFICATION		17
	8.01.	GENERAL	17
	8.02.	CLAIMS FOR INDEMNIFICATION	18
	8.03.	DEFENSE BY THE INDEMNIFYING PARTY	19
	8.04.	SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION	19
	8.05.	SOLE REMEDY	20

9.	RESTRICTIVE COVENANTS		20
	9.01.	CONFIDENTIALITY	20
	9.02.	NON-COMPETE	20
	9.03.	ADDITIONAL TERMS	20

10.	TERMINATION OF AGREEMENT		21
	10.01.	TERMINATION BY AGREEMENT OF THE PARTIES	21
	10.02.	TERMINATION BY REASON OF BREACH	21

11.	NOTICES		21

12.	SUCCESSORS AND ASSIGNS		22

13.	ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS		22

14.	SEVERABILITY		22

15.	EXPENSES		23

16.	GOVERNING LAW/JURISDICTION		23

17.	SECTION HEADINGS		23

18.	COUNTERPARTS		23

19.	CONSULTATION WITH INDEPENDENT COUNSEL		23

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Exhibits

Exhibit A	-	Purchased Assets
Exhibit B	-	Bill of Sale
Exhibit C	-	Inventory List

Schedules

3.07	-	Intangible Property
3.12	-	Contracts and Commitments
3.14	-	Intellectual Property Contracts
3.14(ii)	-	Confidentiality Agreements
3.14(iii)	-	Noncompetition Agreements
3.5(b)(ii)	-	Assignment Agreements
3.14(b)(iii)	-	URL’s
3.14(c)	-	Trademarks
3.14(d)	-	Copyrights
3.16	-	Customers and Suppliers
4.02	-	Capitalization of Transferee and Issuer

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ASSET ACQUISITION AGREEMENT

Agreement (the “Agreement”) made as of the ___th day of February, 2021 by and between, Can B Corp., a Florida corporation (the “Issuer”), Radical Tactical LLC, a Nevada limited liability company (the “Transferee,” a wholly owned subsidiary of the Issuer) and Imbibe Health Solutions, LLC, a Delaware limited liability company (the “Transferor”).

PRELIMINARY STATEMENT

The Transferee desires to acquire, and the Transferor desires to transfer certain of the Transferor’s assets including without limitation all of its operating intellectual property assets for the consideration in the transaction contemplated hereunder.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. ACQUISITION OF THE ASSETS

1.01. ACQUISITION OF THE ASSETS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Transferor shall sell, assign, convey and transfer to Transferee, Transferor’s entire right, title and interest in and to the assets as set forth Exhibit A (the “Purchased Assets”), together with all goodwill associated therewith, for use and registration by Transferor (collectively, the “Assets”), and the products held for sale by the Transferor which are used in the ordinary course of the Transferor’s business (the “Inventory”, and together with the Purchased Assets, the “Assets”).

1.02. NO ASSUMPTION OF LIABILITIES FROM THE TRANSFEROR. Upon and subject to the terms and conditions of this Agreement, the Transferee and Issuer shall assume no liabilities from the Transferor.

1.03. CONSIDERATION FOR THE ASSETS. In consideration for the sale and transfer of the Assets, and subject to the terms and conditions of this Agreement, the Issuer shall, on the Closing Date pay the gross consideration of Sixty Five Thousand Dollars ($65,000) in the form of shares of common stock of the Issuer (with standard restricted legend, the “Shares”) at a price per share equal to the average price of the common stock of Issuer during the ten consecutive trading days immediately preceding the Closing Date.

1.04. CLOSING. The Closing shall take place at the offices of Transferee, on a date and at a time to be determined, or at such other place, time or date (including by the exchange of facsimile and/or PDF signatures) as may be mutually agreed upon in writing by the parties (the “Closing Date”).

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2. REPRESENTATIONS OF THE TRANSFEROR REGARDING THE ASSETS

The Transferor represents and warrants to the Transferee as follows:

(a) The Transferor has good and marketable title to the Assets, free and clear of any and all liens, charges, encumbrances or third-party rights whatsoever. If any such encumbrances exist at or prior to Closing they shall be released by such secured party at or prior to Closing. The use of the Assets is not subject to any Lien, and such use does not encroach on the property or rights of any Person.

(b) The Transferor has the full right, power and authority to enter into, and execute this Agreement and to transfer, convey and sell to the Transferee the Assets at the Closing. All corporate action of Transferor necessary for such execution and delivery and the performance hereof and thereof has been duly taken and, upon consummation of the purchase contemplated hereby, the Transferee will acquire from the Transferor good and marketable title to the Assets.

(c) The Transferor is not a party to, subject to or bound by any agreement (other than an agreement requiring certain notices and consents which have been given or obtained, as applicable) or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Transferor or the transfer, conveyance and sale of the Assets or the assignment of the Assigned Liabilities to the Transferee pursuant to the terms hereof.

(d) No broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Transferor.

(e) The Assets constitute all of the assets and services required for the continued operation of the Business by Transferor as operated by Transferor during the past 12 months. The Purchased Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past 12 months (except for inventory sold, cash disposed of or retained, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the Business that are owned by any Person other than Transferor that will not be licensed or leased to Transferee under valid, current license arrangements or leases.

3. REPRESENTATIONS OF THE TRANSFEROR REGARDING THE TRANSFEROR

The Transferor represents and warrants to the Transferee as follows:

3.01. ORGANIZATION. The Transferor is duly organized, validly existing and in good standing under the laws of the State of ________________, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

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3.02. AUTHORIZATION. The execution and delivery by the Transferor of this Agreement and the agreements provided for herein, and the consummation by the Transferor of all transactions contemplated hereunder and thereunder by the Transferor, have been duly authorized by all requisite company action. This Agreement has been duly executed by the Transferor. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Transferor is a party constitute the valid and legally binding obligations of the Transferor, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Transferor of this Agreement and the agreements provided for herein, and the consummation by the Transferor of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) to the Transferor’s actual knowledge, violate the provisions of any law, rule or regulation applicable to the Transferor; (b) (Reserved); (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Transferor pursuant to, any indenture, mortgage, deed of trust, security agreement or other instrument or agreement to which the Transferor is a party or by which the Transferor or any of its properties is or may be bound.

3.03. RESERVED.

3.04. ABSENCE OF UNDISCLOSED LIABILITIES.

The Transferor retains any and all liability and/or obligation, secured or unsecured whether accrued, absolute, contingent, unasserted or otherwise, except as expressly set forth herein.

3.05. LITIGATION.

(a) there is no action, suit or proceeding to which the Transferor is a party (either as a plaintiff or defendant) pending or to the Transferor’s actual knowledge, threatened before any court or governmental agency, authority, body or arbitrator and, to the actual knowledge of the Transferor, there is no basis for any such action, suit or proceeding;

(b) neither the Transferor nor, to the actual knowledge of the Transferor, any officer, director or Transferor of the Transferor, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Transferor; and

(c) to the Transferor’s actual knowledge, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Transferor to take any action of any kind with respect to its business, assets or properties.

3.06. INVENTORY.

Exhibit C attached hereto sets forth: (i) a true, correct and complete, in all material respects, list the Inventory owned by the Transferor as of the date hereof; Except as disclosed in Exhibit C the Transferor has good and marketable title to the Inventory, liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due; and no officer or director, nor, to the actual knowledge of the Transferor, any member or Transferor of the Transferor, or any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Inventory described in Exhibit C.

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3.07. INTANGIBLE PROPERTY.

Schedule 3.07 attached hereto sets forth a true, correct and complete, in all material respects, list and, where appropriate, a description of, all Assets which constitute material items of intangible property owned by, or used or useful in connection with the business of, the Transferor, including, but not limited to, supplier and customer lists and related relationships, product formula and production processes, research and development and work in progress, trade secrets, know-how, any other confidential information of the Transferor, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the “Intangible Property”);transferred hereby. and a true, correct and complete list of all material licenses or similar agreements or arrangements to which the Transferor is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 3.07:

(a) the Transferor is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith.

(b) the Transferor has the right and authority to use, and the Transferee shall have the right to continue to use immediately after the Closing (in a manner consistent with current use), the Intangible Property in connection with the conduct of the Transferor’s business in the manner presently conducted, and to the actual knowledge of the Transferor, such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

(c) the Transferor has not received notice of, and does not have actual knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Transferor that any of the operations, activities, products, services or publications of the Transferor or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

(d) there are no outstanding nor, to the actual knowledge of the Transferor, any threatened disputes or other disagreements with respect to any research and development in process or licenses or similar agreements or arrangements described in Schedule 3.07 or with respect to infringement by a third party of any of the Intangible Property;

(e) no officer or director of the Transferor nor, to the actual knowledge of the Transferor, any member or Transferor of the Transferor, or any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

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(f) the Transferor does not have any actual knowledge that any third party is infringing, or has threatened to infringe upon or otherwise violate, any of the Intangible Property in which the Transferor has ownership rights.

3.08. LEASES.

The Transferor is not the lessee of any leased property.

3.09. REAL ESTATE.

The Transferor does not own any real property or any interest in real property.

3.10. SUBSIDIARIES.

Transferor does not own, directly or indirectly, any interest or investment (whether equity or debt) in any Person (excluding natural persons).

3.11. RESERVED.

3.12. CONTRACTS AND COMMITMENTS.

(a) Schedule 3.12 attached hereto contains a true, complete and correct list of the following contracts, agreements, arrangements or other understandings, whether written or oral (collectively, the “Contracts”) which relate to the Assets being sold:

(i) all Contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Transferor or any of its property is bound which (A) involve payments or receipts by the Transferor of more than $5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

(ii) all material agency, distributor, sales representative, franchise or similar agreements to which the Transferor is a party or by which the Transferor or any of its property is bound;

(iii) all Contracts imposing a non-competition or non-solicitation obligation on the Transferor; and

(iv) any other material agreements or contracts entered into by the Transferor, excluding all non-disclosure agreements between Transferor and Third Parties.

(b) Except as set forth on Schedule 3.12:

(i) each Contract is a valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, and the Transferor does not have any actual knowledge that any Contract is not a valid and binding agreement of the other parties thereto, except where the failure to be a valid and binding Agreement would not reasonably be expected to result in a Material Adverse Effect.

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(ii) the Transferor has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Transferor, on its part prior to the date hereof, and the Transferor, has no reason to believe that the Transferor will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof, except where the failure to fulfill all material obligations required pursuant the contract would not reasonably be expected to result in a Material Adverse Effect;

(iii) the Transferor is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto, except for such breach, default or events that would not reasonably be expected to result in a Material Adverse Effect; and

(iv) to the actual knowledge of the Transferor, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto, except for such breach, default or events that would not reasonably be expected to result in a Material Adverse Effect.

3.13. COMPLIANCE WITH AGREEMENTS AND LAWS.

To its actual knowledge, the Transferor has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its Assets (collectively, the “Permits”) other than as would not be reasonably be expected to have a Material Adverse Effect. To its actual knowledge, the Transferor is not in violation in any material respect of any law or regulation relating to its Assets. To the Transferor’s actual knowledge, the business of the Transferor as conducted since the date the business commenced operations has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, immigration, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a Material Adverse Effect.

3.14 INTELLECTUAL PROPERTY WHICH RELATE TO THE ASSETS.

(a) Intellectual Property Contracts.

(i) Schedule 3.14 hereto contains a complete and accurate list and summary description, including any royalties paid or received by Transferor, of all effective Contracts relating to the Intellectual Property to which Transferor is a party or by which Transferor is bound, except for any license implied by the sale of a product and perpetual, paid-up royalty free and transferable license rights for ‘off-the-shelf’ third party application software or Software-as-a-Service that Transferor licenses for use in the Transferor’s business, in any individual case, under a license with a maximum payment obligation on the part of Transferor of less than $1,000 (the “Intellectual Property.”). There are no outstanding or, to the actual knowledge of the Transferor, threatened disputes or disagreements with respect to any such Contract. Except for any rights under written licenses or other written Contracts related to the Intellectual Property, no current or former employee of Transferor and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

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(ii) All key employees and consultants of Transferor who are involved in the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a “Confidentiality Agreement”), as listed on Schedule 3.14(ii).

(iii) None of the employees or consultants of Transferor is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Transferor’s business. No employee of Transferor has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than Transferor. Schedule 3.14(iii) hereto lists all currently effective Contracts between Transferor and a third party that imparts or that imparted an obligation of noncompetition, secrecy, confidentiality or non-disclosure upon Transferor or any third party. Except as described in Schedule 3.14(iii) hereto, Transferor has no reason to believe that Transferor or any employee thereof either is or was under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

(iv) To the Knowledge of Transferor, no employee or consultant of Transferor (1) has used any other Persons’ Trade Secrets or other information that is confidential in the course of his or her work or (2) is, or is currently expected to be, in Default under any term of any Contract relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

(b) Know-How Necessary for the Transferor’s Business.

(i) The Intellectual Property constitutes all of the Intellectual Property that has been used or relied upon in the operation of the Transferor’s business during the past 12 months and continues to be necessary for the operation of the business of the Transferor. Transferor is the owner of all right, title and interest in and to each item of the Intellectual Property, and has the right to use all of the Intellectual Property without payment to a third party.

(ii) Set forth in Schedule 3.14(b)(iii) hereto is a complete and correct list of all URL’s used in the operation of the Transferor’s business and a description of all of Transferor’s rights with respect thereto.

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(c) Trademarks which relate to the Assets

(i) Schedule 3.14(c) hereto contains a complete and accurate list and summary description of all Trademarks in which Transferor has an ownership interest. Transferor is the owner of all right, title and interest in and to each of the Trademarks.

(ii) All Trademarks that have been registered with the US Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Effective Date.

(iii) No Trademark has been or is, to the actual knowledge of the Transferor, now involved in any opposition, invalidation or cancellation and no such action is threatened with respect to any of the Trademarks.

(iv) To the actual knowledge of the Transferor, there is no potentially interfering trademark or trademark application of any third party.

(v) No Trademark is infringed or, to the actual knowledge of the Transferor, has been challenged or threatened in any way. Transferor does not infringe, nor has Transferor been alleged to infringe, any trade name, trademark or service mark of any third party.

(vi) All products and materials containing a Trademark bear the proper federal registration notice where permitted by Law.

(d) Copyrights which relate to the Assets.

(i) Schedule 3.14(d) hereto contains a complete and accurate list and summary description of all Copyrights which the Transferor has registered or for which an application to register is in process in which Transferor has an ownership interest. Transferor is the owner of all right, title and interest in and to each of its Copyrights, free and clear of any Lien.

(ii) All of the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the date of Closing.

(iii) No Copyright which the Transferor has registered or for which an application to register is in process has, to the Knowledge of Transferor, been infringed or has been challenged or threatened in any way. Transferor does not infringe, nor has Transferor been alleged to infringe, any copyright of any third party or a derivative work based on the work of at third party.

(iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

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(e) Trade Secrets, Formulas, Recipes, Customer Lists, Artwork, Social Media.

(i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) Transferor has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. Transferor has good title and an absolute right to use its Trade Secrets. Its Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than Transferor) or to the detriment of the Transferor’s business. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(f) Totality of Intellectual Property Filings. Other than as set forth in Schedules 3.14 (such schedules are collectively hereinafter referred to as the “IP Schedules”) hereof includes all of the Intellectual Property owned or controlled by Transferor on or prior to the Closing Date with respect to the Assets used in the Transferor’s business during the previous 12 months. Other than as set forth in the IP Schedules hereof, there are no other United States or unpublished foreign filings owned or controlled by Transferor filed prior to the Effective Date, which claims pertain in any way to Transferor’s Intellectual Property, nor does Transferor have any present intention to make such filings.

(g) Products. Each product manufactured, sold or otherwise delivered by the Transferor, or that is included in the inventory that is part of the Assets (the “Products”) has been in conformity with all applicable contractual commitments and all express and implied warranties and has been tested for safety, and labeled with all required warnings, in accordance with all applicable Laws. There have been no product recalls or withdrawals by the Transferor or tampering incidents relating to any Products.

3.15 TRANSFEROR BENEFIT PLANS.

The Transferor does not have, and has never had, any employee benefit plans.

3.16 CUSTOMERS AND SUPPLIERS.

With respect to the Assets, Schedule 3.16 attached hereto sets forth a true, correct and complete list of (a) the name of each customer of the Transferor, and (b) the names of suppliers(by dollar volume) of the Transferor. Except as otherwise set forth on Schedule 3.16, the Transferor has good customer and supplier relations and none of the customers or suppliers of the Transferor has notified the Transferor that it intends to discontinue or materially diminish its relationship with the Transferor.

3.17 CONFLICTS OF INTEREST.

No officer, director nor, to the actual knowledge of the Transferor, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

(a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Transferor or purchases or during such period purchased from the Transferor any goods or services, or otherwise did business with the Transferor during such period; or

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(b) a beneficial interest in any contract, commitment or agreement to which the Transferor was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Transferor and such persons in their capacities as employees, officers or directors of the Transferor.

3.18 OPERATION OF THE BUSINESS.

The Business has been conducted only through Transferor and not through any other divisions or any direct or indirect subsidiary or Affiliate of Transferor, and (b) no part of the Business has been operated by any Person other than Transferor. No Person other than Transferor owns or possesses any assets or properties that have been used in the Business. Neither Transferor nor any Affiliate of Transferor, engages, directly or indirectly, in any business activities that are competitive with the Business.

3.19 EMPLOYEE RELATIONS.

The Transferor is not involved in any labor dispute nor, to the knowledge of the Transferor, is any such dispute threatened, for the nonpayment of wages, taxes or otherwise. The Transferor is not a party to a collective bargaining agreement, and the Transferor believes that relations with their employees are good.

3.20 FULL DISCLOSURE.

There are no intentionally materially misleading statements in any of the representations and warranties made by Transferor in this Agreement, the Exhibits or Schedules to this Agreement, or any certificates or correspondence.

3.21 LEGEND.

The Transferor acknowledges and agrees that the certificate (or certificates) representing the Shares, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

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3.22 SHARES.

The Transferor is aware: (a) the Shares are restricted and there is a limited market in which to trade the Shares, (b) has had a chance to review the business and financials of the Issuer and has reviewed the filings made by the Issuer with the SEC, (c) has had the opportunity to consult with counsel as to receipt of the Shares, (d) is sophisticated and or has experience investing in shares of development stage companies like the Issuer, (e) the Transferor’s financial condition is such that the Transferor can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for the Transferor’s current needs and personal contingencies, (f) the Transferor can afford to suffer a complete loss of its investment in the Shares, (g) the Transferor understands and has taken cognizance of all risk factors related to the receipt of the Shares, (h) the Shares are being acquired by the Transferor for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, (i) the Transferor has no present intention of selling or otherwise distributing the Shares in violation of the Securities Act, and (j) at the time of this Agreement, the Transferor is sophisticated and or has experience investing in shares of development stage companies like the Company.

4. REPRESENTATIONS OF THE TRANSFEREE AND ISSUER

The Transferee and Issuer represents and warrants to the Transferor that:

4.01. ORGANIZATION AND AUTHORITY.

The Transferee and Issuer are both duly organized, validly existing and in good standing under the laws of the State of their respective formation, and have all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Transferee and Issuer have full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

4.02. CAPITALIZATION.

Attached hereto as Schedule 4.02 is the capitalization of the Transferee and Issuer.

4.03. AUTHORIZATION.

The execution and delivery of this Agreement by the Transferee and Issuer, and the agreements provided for herein, and the consummation by the Transferee and Issuer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Transferee and Issuer, enforceable against the Transferee and Issuer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Transferee and Issuer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Transferee and Issuer, (b) violate the provisions of the Transferee and Issuer’s formation documents, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Transferee and Issuer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Transferee and Issuer is a party or by which the Transferee and Issuer is or may be bound.

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4.04. LITIGATION.

There is no suit, claim, action or legal administrative, arbitration or order, proceeding or governmental investigation pending or, to the actual knowledge of the Transferee and Issuer, threatened, to which the Transferee and Issuer is a party.

4.05. BROKER’S FEE.

No broker or finder has acted for the Transferee and Issuer in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Transferee and Issuer.

5. ACCESS TO INFORMATION

From the date of this Agreement until the Closing Date, each party shall afford the officers, manager, attorneys, accountants and other authorized representatives of the other party reasonable access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records, so that the examining party may have an opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the non-examining party, and the examining party shall be permitted to make abstracts from, or copies of, all such books and records. The non-examining party shall furnish to the examining party such financial and operating data and other information as to the business of the non-examining party as the examining party shall reasonably request.

6. CONDITIONS TO OBLIGATIONS OF THE TRANSFEREE AND ISSUER

The obligations of the Transferee and Issuer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Transferee and Issuer:

6.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR; COMPLIANCE WITH COVENANTS AND OBLIGATIONS.

All representations and warranties of the Transferor shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date in which case such representations shall be true and correct as of such date), except for any changes permitted by the terms hereof or consented to in writing by the Transferee and Issuer. The Transferor shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

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6.02. PERFORMANCE BY THE TRANSFEROR.

At the Closing, the Transferor shall have delivered to the Transferee and Issuer a certificate signed by a duly authorized officer of the Transferor as to the Transferor’s compliance with Section 6.01 hereof.

6.03. Corporate Proceedings.

All consents required to be taken on the part of the Transferor to authorize or carry out this Agreement shall have been taken and the Transferor shall have delivered to the Transferee and Issuer a copy of the resolutions of its Managers and Members, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

6.04. POST CLOSING OPERATIONS.

Transferor acknowledges that it will not conduct operations of its business in the ordinary and usual course of business and consistent with past and current practices following the Closing.

6.05. ADVERSE PROCEEDINGS.

No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Transferor to transfer the Assets.

6.06. CLOSING DELIVERIES.

At the Closing:

(a) The Transferor shall deliver to the Transferee, or shall otherwise put the Transferee in sole and exclusive control of, all Assets free and clear all liens or encumbrances;

(b) each Party shall deliver to the other a certificate of the applicable secretary of the State as to the legal existence and good standing of such Party in such state within 30 days after Closing;

(c) each Party shall deliver to the other a certificate of an officer of the Party attesting to the authenticity and continuing validity of the charter documents delivered pursuant to this Agreement.

(d) Each Party shall deliver to the other resolutions approving the terms and transactions contemplated of this Agreement from the Party’s board directors or managers as applicable;

(e) the Transferor shall deliver to the Transferee a Bill of Sale, in substantially the form attached hereto as Exhibit B, duly executed by an authorized officer of the Transferor; and

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(f) the Transferor shall deliver to the Transferee a copy of a final Inventory list, determined in accordance with Section 1.03, and attached hereto as Exhibit C (the “Inventory List”), duly executed by an authorized officer of the Transferor.

7. CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR

The obligations of the Transferor under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Transferor:

7.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE; COMPLIANCE WITH COVENANTS AND OBLIGATIONS.

The representations and warranties of the Transferee in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date, in which case such representations shall be true and correct as of such date), except for any changes consented to in writing by the Transferor. The Transferee shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

7.02. CORPORATE PROCEEDINGS.

All corporate and other proceedings required to be taken on the part of the Transferee to authorize or carry out this Agreement shall have been taken.

7.03. CONSENTS.

The Transferee shall have received all requisite consents and approvals of all lenders, and other third parties whose consent or approval is required in order for the Transferee to consummate the transactions contemplated by this Agreement.

7.04. ADVERSE PROCEEDINGS.

No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might reasonably be expected to adversely affect the obligation of the Transferee to pay the Consideration to the Transferor.

8. INDEMNIFICATION

8.01. GENERAL.

(a) By the Transferor. The Transferor shall indemnify and hold harmless the Transferee and Issuer, its directors, officers, employees and agents (the “Transferee Indemnitees”) from and against all actual claims, damages, losses, liabilities, costs and expenses including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened action (but expressly excluding indirect, incidental, exemplary, special, consequential or punitive damages (including, without limitation, diminution in value, loss of future revenue or income, or loss of business reputation or opportunity)) (collectively, the “Losses”) actually incurred by the Transferee Indemnitees in connection with each and all of the following:

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(i) any misrepresentation or breach of any representation or warranty made by the Transferor in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Transferor contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

(iii) any liability of the Transferor; and

(iv) any claims made by third parties against the Transferor as a result of the transactions contemplated hereby, including but not limited to any labor/employment and tax related claims.

(b) By the Transferee. The Transferee shall indemnify and hold harmless the Transferor and Issuer, its stockholders, members, managers, directors, officers, employee and agents (the “Transferor Indemnitees”) from and against all Losses actually incurred by the Transferor Indemnitees in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Transferee in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Transferee contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

(iii) any claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon the use of the Assets after Closing.

8.02. CLAIMS FOR INDEMNIFICATION.

Whenever any claim shall arise for indemnification under this Section 8, the party seeking indemnification (the “Indemnified Party”), shall promptly notify the other party (the “Indemnifying Party”) in writing of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if a suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 8.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving prior written notice to the Indemnifying Party as provided in Section 8.03.

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8.03. DEFENSE BY THE INDEMNIFYING PARTY.

In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the settlement is only for cash and includes a full release of the Indemnifying Party. Without limitation, it shall not be deemed unreasonable to withhold consent to a settlement if equitable relief against the Indemnified Party is contemplated, awarded or stipulated, the Indemnified Party is required to make an admission of civil liability or to the commission of a crime, or money is required to be paid by the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

8.04. SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION.

All representations, warranties and covenants made by the Transferor and the Transferee in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and the consummation of the transactions contemplated hereby for 12 months. Notwithstanding the foregoing, (a) the representations and warranties of the Transferor contained in Sections 2, 3.01, 3.02, and 3.03 and of the Transferee and Issuer contained in Sections 4.01, 4.02, and 4.03 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation for the applicable statute of limitations, and (b) any valid claim that is properly asserted in writing pursuant to Section 8.01 and/or 8.02 prior to the expiration as provided in this Section 8.04 of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied. Notwithstanding anything herein to the contrary, the covenants set forth herein at Section 7.01 hereof shall survive for an indefinite period of time unless otherwise set forth in such section.

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8.05. SOLE REMEDY.

Except as otherwise explicitly provided in this Agreement, any Exhibit or Schedule hereto, the parties agree that the sole and exclusive remedy of any party hereto with respect to this Agreement, the Exhibits or Schedules hereto and the transactions contemplated hereby or thereby shall be limited to the indemnification provisions set forth in this Section 8 and, in furtherance of the foregoing, each of the parties, hereby waives and releases the other parties hereto from, to the fullest extent permitted under any law, any and all rights, claims and causes of action such party may have against any other party hereto.

9. RESTRICTIVE COVENANTS

9.01. CONFIDENTIALITY.

The Transferor acknowledges that the Confidential Information (as defined below) is a valuable and unique asset and covenants that it will not disclose any such Confidential Information after Closing to any person for any reason whatsoever, unless such information is (a) within the public domain through no wrongful act of the Transferor, (b) has been rightfully received from a third party without restriction and without breach of this Agreement, (c) is required by law to be disclosed or is disclosed for purposes of defending claims related to the Transferor in a manner designed to protect the confidentiality of the Confidential Information, or (d) represents historical information reasonably required by a prospective purchaser of the Transferor. “Confidential Information” means information relating to the business of the Transferor that is not in the public domain or readily determinable by reference to publicly available sources and specifically including, without limitation, information and knowledge pertaining to products and services offered, innovations, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, customers, and clients, suppliers and others who have business dealings with such parties.

9.02. NON-COMPETE.

The Transferor and the Manager of the Transferor (each a “Restricted Party” and collectedly the “Restricted Parties”) agree that for 12 months following the Closing Date(the “Non-Competition Period”) the Restricted Parties shall not, directly or indirectly, either for themselves or for any other person, partnership, corporation or company, participate in any business which competes with the Assets sold.

9.03. ADDITIONAL TERMS.

The Restricted Parties acknowledge that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interest of the Transferee, and that any violation will result in irreparable injury to the Transferee. The Restricted Parties agree that for the first 12 months following the Closing Date, the Transferee shall be entitled to seek injunctive or other equitable relief to prevent breaches of the provisions of this Section 9 and to enforce specifically the terms of this Section 9. In the event that any of the provisions of this Section 9 are adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitation permitted by applicable law. The covenants and limitations set forth in this Section 9 shall be binding upon the successors and assigns of the Transferor and Transferee, including any acquirer of all or substantially all the assets or business of the Transferor or Transferee.

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10. TERMINATION OF AGREEMENT

10.01. TERMINATION BY AGREEMENT OF THE PARTIES.

This Agreement may be terminated by the mutual written agreement of the parties hereto prior to the Closing Date. This Agreement shall automatically terminate if the Closing Date shall not occur on or March 1, 2021 provided that such date may be extended by the mutual written consent of the Transferor, Issuer and the Transferee. In the event of any such termination, the Transferee and Issuer shall have no further obligation or liability to the Transferor under this Agreement, and the Transferor shall have no further obligation or liability to the Transferee and Issuer under this Agreement.

10.02. TERMINATION BY REASON OF BREACH.

This Agreement may be terminated by the Transferor, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Transferee or the failure by the Transferee to perform any condition or obligation hereunder, and may be terminated by the Transferee, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Transferor or the failure of the Transferor to perform any condition or obligation hereunder. Written notice of any such termination must be delivered by the terminating party to the non-terminating party and non-terminating party shall have 30 days to cure said breach. If such breach shall remain uncured by such 30th day then this Agreement shall be deemed terminated.

11. NOTICES

All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission confirmed in writing by next-day delivery service or by E-mail; receipt shall be deemed to occur on the date of actual receipt if delivered by registered or certified mail, if sent by facsimile or E-mail six (6) hours from the time of transmission (provided such facsimile or E-mail is sent within two hours prior to the end of normal business hours on a business day or, if not, on the next business day) and confirmed in writing by next-day delivery service, or one (1) business day after it is sent by nationally-recognized, next-day delivery service.

To the Transferee:	Can B Corp.
Attn: Stanley Teeple, CFO
960 South Broadway, Suite 120
Hicksville, NY 11803

Attention:
E-mail:

With a copy (which shall not constitute notice)to:
Jeffrey Stein, Esq.
998C Old Country Road, #233
Plainview, NY 11803

To the Transferor:
To:

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12. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Transferee, on the one hand, and the Transferor, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Transferee or the Transferor from any obligation or liability under this Agreement. Notwithstanding the foregoing, Transferor may assign the Consideration or the right to receive the Consideration to its current members, or any of their affiliates at any time to be effective as of the Closing or following the Closing Date.

13. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

(a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This agreement may only be modified or amended by a written instrument executed by the Transferee and the Transferor.

(b)       If the provisions of any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits attached hereto are hereby incorporated as integral parts of this Agreement.

14. SEVERABILITY

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

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15. EXPENSES

Except as otherwise expressly provided herein, each party will pay all their respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. The Transferor shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Assets.

16. GOVERNING LAW/JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11; provided, however, that nothing in this Section 16 shall affect the right of any party hereto to serve such summons, complaint or other initial pleading in any other manner permitted by Law.

17. SECTION HEADINGS

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

18. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

19. CONSULTATION WITH INDEPENDENT COUNSEL

The parties have had the opportunity to consult with their own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

(Signature page on following page)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the ___ day of February, 2021.

TRANSFEREE:	Can B Corp.

By:
	Name:	Marco Alfonsi, CEO

TRANSFEREE:	Radical Tactical LLC

By:
	Name:	Marco Alfonsi, CEO

TRANSFEROR:	Imbibe Health Solutions, LLC

By:
	Name:	Walter J. Hoelzel
	Title:	Managing Partner

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